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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                           DAMARK INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)



       MINNESOTA                     1-19902              41-1551116
(State of Incorporation)    (Commission File Number)   (I.R.S. Employer
                                                       Identification No.)



                           7101 Winnetka Avenue North
                          Minneapolis, Minnesota 55428
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (612) 531-0066
              (Registrant's telephone number, including area code)



                        Exhibit Index located at page 4.
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ITEM 5.       OTHER EVENTS.

         On April 16, 1998, the Board of Directors (the "Board") of Damark International, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Class A Common Stock of the par value of $.01 per share (the "Common Stock") of the Company. The dividend was payable on May 1, 1998 (the "Record Date") to shareholders of record at the close of business on that date. The Company filed a Form 8-K on April 29, 1998. On October 25, 1999, the Board of Directors of the Company amended the share rights plan (the "Plan") contained in the Rights Agreement (the "Rights Agreement") dated as of April 16, 1998 between the Company and Norwest Bank, N.A., as rights Agent, to modify the definition of "Acquiring Person" as follows:

         "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 25% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any Person holding Common Shares for or pursuant to the terms of any such plan, or (v) any Person holding Common Shares issued to that person from the Company in a transfer approved by the Board of Directors of the Company (which action shall be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office) (each of (i) through (v) an "Exempt Person"). Notwithstanding the foregoing, no Person shall (x) be an "Acquiring Person" as a result of Common Shares beneficially owned on April 16, 1998, or (y) become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Common Shares of the Company then outstanding; PROVIDED, HOWEVER, that if a Person, together with all Affiliates and Associates of such Person, is or shall become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding by reason of either clause (x) or clause (y) of this sentence, and shall thereafter become the Beneficial Owner of additional Common Shares representing more than 1% of the Common
         Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" unless within ten days of the determination of such ownership the Board of Directors of the Company (which action shall be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office) acts to approve such ownership. Further, if the Board of Directors of the Company (which action shall be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office) determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has

                                       1
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         become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.


ITEM 7.       EXHIBITS.

     1. Form of Second Amendment to Rights Agreement, dated as of October 25, 1999 between Damark International, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent.

                                       2
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on it behalf by the undersigned, thereunto duly authorized.

                                    DAMARK INTERNATIONAL, INC.


                                    /s/ Stephen P. Letak
                                    ---------------------------------
Date:  November  3, 1999            By:  Stephen P. Letak
                                    Its:   Executive Vice President,
                                            Chief Financial Officer

                                       3
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                                  EXHIBIT INDEX


EXHIBIT NO.

       1. Form of Second Amendment to Rights Agreement dated as of October 25, 1999 between Damark
              International, Inc. and Norwest Bank Minnesota, N.A.

                                       4